JOINT DEBTOR AGREEMENT
                             EFFECTIVE JUNE 28, 2000
                   SECOND AMENDMENT TO JOINT DEBTOR AGREEMENT



     THIS  SECOND  AMENDMENT  TO THE  JOINT  DEBTOR  AMENDMENT  AGREEMENT  (this
"AGREEMENT")  is made as of March 8,  2005,  by and among  KINGS  BROTHERS,  LLC
("Kings"), a Georgia limited liability company and COLOR IMAGING, INC. ("Color"), a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, Kings and Color are joint debtors with respect to a Reimbursement Agreement and bond loan to Kings and Color in the original amount of Four Million One Hundred Thousand Dollars ($4,100,000) made by the Development Authority of Gwinnett County Georgia (the "Authority"), as amended, dated as of June 1, 1999 (the "Bond Loan");

     WHEREAS, Kings and Color have entered into a Joint Debtor Agreement ("Agreement"), as amended, agreeing to be responsible for their respective shares of the Bond Loan;

     WHEREAS, as of the date hereof Kings has caused a payment to be made against obligations under the Bond Loan in the amount of $656,500 of which $647,460 is Kings entire principal obligation outstanding on the Bond Loan in accordance with the terms of the Agreement;

     WHEREAS, the principal prepayment made by Kings to be applied to the Bond Loan as of the date hereof is $650,000 and is to be applied as of May 1, 2005 to the installment due July 1, 2005 in the amount of $390,000 with the remainder prepaying principal otherwise outstanding;

     WHEREAS, as of the date hereof, Kings has redeemed or provided for the redemption of a portion of the bonds defined in the Reimbursement Agreement sufficient to satisfy Kings' agreed portion of the joint and several liability of Kings under the Joint Debtor Agreement, representing Kings prorata portion of the financial obligations owing collectively by Kings and Color under the Bond Loan and Reimbursement Agreement;

     WHEREAS, in consideration of that redemption and the application of part of the prepayment to pay in full the principal installment due July 1, 2005, Kings has requested Color to release Kings from its obligations under the Joint Debtor Agreement and indemnify and hold Kings harmless for any and all principal, interest and letter of credit fees remaining under the Bond Loan or Reimbursement Agreement; and

     WHEREAS, Color has agreed to such request, subject to the execution and delivery of this Agreement and the payment, and application of the payment, by Kings of the funds as provided for herein,

     NOW THEREFORE, in consideration of good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows

                                    AGREEMENT

1. Recitals. The foregoing recitals are true and correct and are hereby incorporated herein by this reference.

2. Application of Kings Prepayment. Kings agrees to have its prepayment on the Bond Loan applied to principal as provided for hereinabove, and Color agrees that Kings has paid $9,040 more than its principal obligation under the Bond Loan. Kings agrees that the $9,040 shall first be applied to Kings interest and letter of credit expense obligations due under the Agreements through April 30, 2005, and Color agrees that the balance remaining thereafter shall be refunded Kings by Color.

3. Indemnification. Color hereby releases Kings from all financial obligations and liabilities due Color arising under the Joint Debtor Agreement and indemnifies and holds harmless Kings from all liabilities after the date hereof, excepting those remaining per the Agreement through and including the application of the principal prepayment and the payment of interest and letter of credit expenses due by Kings, under the Reimbursement Agreement.

4. Sole Liability. Color confirms its sole continuing liability as the sole "Borrower" as defined in the Reimbursement Agreement for all obligations under the Reimbursement Agreement. From and after the date hereof, the term "Borrower" as defined in the Loan Agreement, as between Color and Kings, shall refer only to Color. Color waives any and all defenses to its liability under the Joint Debtor Agreement and Reimbursement Agreement based upon Bond Loan prepayment of Kings set forth herein.

5. Ratification; Reaffirmation. Notwithstanding that Kings remains a co-borrower with Color on the Bond Loan and has not been released by the Authority, Color as Borrower per this amendment to the Joint Debtor
     Agreement, hereby ratifies and reaffirms the Reimbursement Agreement and the Joint Debtor Agreement as amended hereby, and all of Color's covenants, duties and liabilities thereunder as the sole Borrower.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

7. No Novation, Etc. Except as expressly set forth in this Agreement with respect to the Joint Debtor Agreement, nothing herein shall be deemed to amend or modify any provision of the Reimbursement Agreement, or any of the other documents executed in connection therewith, each of which shall remain in full force and effect. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction with respect to the Reimbursement Agreement, and the Reimbursement Agreement continues in full force and effect.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered on the date first above written.



KING BROTHERS, LLC,
a Georgia limited liability company



By:    /S/ SUELING WANG
   --------------------------------
     Sue-Ling Wang, Managing Member

                             [SEAL]



COLOR IMAGING, INC.,
a Georgia corporation


By:   /S/ MORRIS E. VAN ASPEREN
   --------------------------------
     Morris E. Van Asperen,
     Executive Vice President

                   [CORPORATE SEAL]






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